Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into on August 24, 2007, by and between

SILICON VALLEY BANK (“Bank”)

and the following (collectively, jointly and severally, the "Borrower") whose address is 20200 Sunburst Street, Chatsworth, California 91311:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (“NASI”);

NORTH AMERICAN SCIENTIFIC, INC., a California corporation (“NASI-CA”); and

NOMOS CORPORATION, a Delaware corporation (“NOMOS”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement, with an Effective Date of October 5, 2005 (as the same has been, and may hereafter from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. The parties desire to amend the Loan Agreement as herein set forth.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1 Limited Waiver Regarding Minimum Tangible Net Worth Financial Covenant Defaults. Borrower has advised Bank that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Amended and Restated Schedule 2 to Loan and Security Agreement for the compliance periods ending May 31, 2007 and June 30, 2007 (the “Minimum TNW Covenant Defaults”). Bank and Borrower agree that the Borrower's Minimum TNW Covenant Defaults are hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.2 Limited Waiver Regarding Partners For Growth Cross-Default. Borrower has advised Bank that Borrower has received a default letter from Partners for Growth informing the Borrower that it was in default under the Borrower’s loan agreement with Partners for Growth (the “PFG Loan Agreement”). The defaults under the PFG Loan Agreement constitute an Event of Default under the Loan Agreement (the “PFG Cross-Default”). Bank and Borrower agree that the Borrower's PFG Cross-Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.3 Modified Credit Limit (Addition of Bridge Loan Sublimit). Section 1 of the Amended and Restated Schedule 2 to Loan and Security Agreement is hereby amended to read as follows:

1. CREDIT LIMIT
(Section 2.1.1):  An amount not to exceed:

(a)	the lesser of (1) $4,000,000 at any one time outstanding (the “Revolving Line Credit Amount”) or (2) the sum of the following (the “Borrowing Base”):

(i)	up to 80% (an “Advance Rate”) of the amount of NASI Eligible Accounts, plus

(ii)	up to 80% (an “Advance Rate”) of the amount of NASI-CA Eligible Accounts, plus

(iii)	up to 75% (an “Advance Rate”) of the amount of NOMOS Eligible Accounts; plus

(iv)	the lesser of the following (the “Bridge Loan Sublimit”):

(A)	$1,500,000 or

(B)	the sum of:

(I)	20% (an “Advance Rate) of the amount of NASI-CA Eligible Accounts, plus

(II)	100% (an Advance Rate) of the amount of NASI-CA Accounts not deemed to be Eligible Accounts;

provided, however, in no event shall the amount of the Bridge Loan Sublimit exceed $750,000 until such time as Borrower has received a signed term sheet dated after the date hereof, satisfactory to Silicon in its sole discretion, for the receipt by Borrower of at least $10,000,000 for the issuance of additional equity securities of Borrower.
minus

(b)   the sum of the following:

(i)	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); plus

(ii)	the FX Reserve; and plus

(iii)	the aggregate amount of Cash Management Services utilizations.

provided, however, that Bank shall have the right, in Bank’s discretion, to modify the above Advance Rates based upon the results of field audits conducted by Bank.

Letter of Credit Sublimit
(Section 2.1.2):	$500,000.

Foreign Exchange Sublimit
(Section 2.1.3):	$500,000.

Cash Management Services Sublimit:
(Section 2.1.4):	$500,000.

2.4         Modified Interest Rate. Interest Rate set forth in Section 2 of the Amended and Restated Schedule 2 to Loan and Security Agreement is hereby amended to read as follows:

Interest Rate
(Section 2.3(a)):    A per annum rate equal to the “Prime Rate” in effect from time to time;
provided that if the Quick Ratio Test is not met, the interest rate applicable to the Obligations shall be a per annum rate equal to the “Prime Rate” in effect from time to time, plus 1.50% per annum; provided, however, with respect to Obligations pertaining to the Bridge Loan Sublimit, the interest rate applicable to such Obligations shall be a per annum rate equal to the “Prime Rate” in effect from time to time, plus 4.0% per annum. Changes in the interest rate based on whether or not the Quick Ratio Test is met shall go into effect as of the first day of the month closest to the date Borrower’s financial statements, which show whether or not the Quick Ratio Test is met, are due, even if the delivery of the financial statements is delayed.

2.5 Modified Maturity Date. The Maturity Date set forth in Section 4 of the Amended and Restated Schedule 2 to Loan and Security Agreement is hereby amended to read as follows:

4. MATURITY DATE
(Section 13.1):  October 3, 2007.

Notwithstanding the foregoing, the Maturity Date with respect to the Bridge Loan Sublimit shall be the earlier of (i) October 3, 2007 or (ii) the date Borrower closes the private investment public equity transaction of which Silicon has been advised by Borrower (which Borrower has informed Silicon would result in the receipt of more than $15,000,000 net cash proceeds to Borrower).

2.6 Modified Minimum Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Amended and Restated Schedule 2 to Loan and Security Agreement is hereby amended to read as follows:

Minimum Tangible
Net Worth: Borrower shall maintain a Tangible Net Worth of not less than $2,000,000.

2.7 Exhibit D. Exhibit D to the Loan Agreement, the form of Compliance Certificate, is hereby replaced by Exhibit D hereto.

2.8 Warrant. Concurrently herewith, Borrower shall issue to Bank a five-year Warrant to Purchase Stock for the issuance of 300,000 shares of Borrower’s common stock at the issue price set forth in the Warrant and on such other terms and conditions as are acceptable to Bank in its good faith business judgment.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date and are, and continue to be, in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material agreement by which Borrower or its property is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $25,000 ($15,000 of which Borrower has paid to Bank and the receipt of which Bank hereby acknowledges).

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

“Borrower”: NORTH AMERICAN SCIENTIFIC, INC. A Delaware corporation By /s/John B. Rush President or Vice President	“Bank”: SILICON VALLEY BANK By /s/Derek Brunelle Title Vice President
“Borrower”: NORTH AMERICAN SCIENTIFIC, INC. A California corporation By /s/John B. Rush President or Vice President
“Borrower”: NOMOS CORPORATION By /s/John B. Rush President or Vice President

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
38 Technology Drive, Suite 150
Irvine, CA 92618

FROM: North American Scientific, Inc., a Delaware corporation
North American Scientific, Inc., a California corporation; and
NOMOS Corporation, a Delaware corporation

The undersigned authorized officers of each of North American Scientific, Inc., a Delaware corporation, North American Scientific, Inc., a California corporation, and NOMOS Corporation (collectively “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, provided that any representations and warranties expressly referring to another date are true and correct in all material respects as of such other date. In addition, the undersigned certifies that (1) Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (2) no liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes No N/A

Quarterly Reports on Form 10-Q	Within 5 days of filing to the SEC	Yes No N/A

Annual Report on Form 10-K (Audited)	FYE within 5 days of filing with the SEC	Yes No N/A

A/R & A/P Agings	Monthly w/in 15 days	Yes No N/A

Weekly transactions reports and schedules of collections (when required under Loan Agreement)	Weekly	Yes No N/A

Monthly reconciliations of A/R agings, Transaction Reports and general ledger	Monthly within 30 days	Yes No N/A

Financial Covenant	Required	Actual	Complies

Maintain at all times and measured on a monthly basis: Minimum Tangible Net Worth	$2,000,000	$______________	Yes No N/A

Borrower only has deposit accounts located at the following institutions: ___________________.

Has Borrower filed any new Trademark, Patent or Copyright applications?     Yes / No
(If “yes”, please list below and complete the attached Addendum to Intellectual Property Security Agreement)

Trademarks: ___________________________________________________

Patents: _______________________________________________________

Copyrights: ______________________________________________________

Comments Regarding Exceptions: See Attached.

Sincerely,	BANK USE ONLY

North American Scientific, Inc.	Received by: ________________________
A Delaware corporation	AUTHORIZED SIGNER

Date: ______________________________

By: ______________________________	Verified: ____________________________
Authorized Signer	AUTHORIZED SIGNER

North American Scientific, Inc.	Date: ______________________________
A California corporation
Compliance Status: Yes No

By: ______________________________
Authorized Signer

NOMOS Corporation
A Delaware corporation

By: ______________________________
Authorized Signer

_________________________________
Date

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation
Number of Shares:	300,000
Class of Stock:	Common Stock
Warrant Price:	The lower of: (i) the closing price of the Company’s common
stock on the date the Company’s Board of Directors approves the issuance of this Warrant or (ii) the closing price of the Company’s common stock on the Issue Date.
Issue Date:	August 24, 2007
Expiration Date:	August 24, 2012

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the common stock, $0.01 par value per share (the "Shares") of the company (the "Company") at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. . If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2	Treatment of Warrant at Acquisition.

A)    Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B)    Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

C)    Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, but the aggregate purchase price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased (but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant, as adjusted, shall remain the same), and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price (but not to the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted), which shall remain the same) and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Diluting Issuances. In the event the Company, within one year of the date hereof should issue additional shares of Common Stock, or options, warrants or other securities (including units comprising shares of Common Stock and other securities or rights) convertible into Common Stock (collectively, “Convertible Securities”), at a per share Value attributable to Common Stock less than the Warrant Price in effect immediately prior to such issuance, the Warrant Price shall be reduced to such lower Value; provided however, that no adjustment shall be made with respect to issuances by the Company of up to an aggregate of 6,968,978 shares of Common Stock at not less than the then fair market value per share of Common Stock to its officers, directors and employees pursuant to its 2006 Stock Plan, 2000 Employee Stock Purchase Plan and 2003 Non-Employee Directors’ Equity Compensation Plan and any other employee incentive plans approved by the Company’s stockholders. In addition to a reduction in the Warrant Price as aforesaid, the number of shares issuable upon exercise of this Warrant shall be proportionately increased (such that the percentage of the total equity obtainable upon exchange remains the same). For purposes hereof, the term “Value” shall take into account the effective price of any security which is comprised of Common Stock (or Convertible Securities) and other securities or rights, such as, for example, a unit which includes Common Stock and a warrant to purchase Common Stock, a Convertible Security or right (such as a stock appreciation right).

2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

    3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows: All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

    3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale any shares of the Company's capital stock (or other securities convertible into such capital stock), other than (i) pursuant to the Company's stock option or other compensatory plans, (ii) in connection with commercial credit arrangements or equipment financings, or (iii) in connection with strategic transactions for purposes other than capital raising; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

    3.3 Registration Under Securities Act of 1933, as amended. The Company represents and warrants that no shareholders or warrant holders of the Company have contractual rights to cause the Company to register their shares under the Securities Act of 1933, as amended, and accordingly no such rights are being granted to Holder with respect to the Shares.

3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

    4.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

    4.5 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

    5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

    5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Holder’s parent company, SVB Financial Group (formerly Silicon Valley Bancshares), or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel, so long as Rule 144 remains in effect in relevant part in substantially its current form, if (a) in the reasonable judgment of the Company, based in part upon reasonably detailed representations by the Holder or the selling broker, as appropriate, there is no material question as to the availability of current information as referenced in Rule 144(c), Holder has complied with Rule 144(d) and the selling broker has complied with Rule 144(f), and (b) the Company is provided with a copy of Holder's notice of proposed sale.

5.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder may transfer all of this Warrant to Holder’s parent company, SVB Financial Group, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group
Attn: Treasury Department
3003 Tasman Drive, HA 200
Santa Clara, CA 95054
Telephone: 408-654-7400
Facsimile: 408-496-2405

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

NORTH AMERICAN SCIENTIFIC, INC.
20200 Sunburst Street
Chatsworth, California 91311
Telephone: (818) 734-8600
Facsimile: (818) 734-5223

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

“COMPANY” NORTH AMERICAN SCIENTIFIC, INC. By: /s/John B. Rush Name: John B. Rush (Print) Title: Chairman of the Board, President or Vice President	By /s/James W. Klingler Name: James W. Klingler (Print) Title: Chief Financial Officer, Secretary, Assistant Treasurer or Assistant Secretary

“HOLDER” SILICON VALLEY BANK By: /s/Derek Brunelle Name: Derek Brunelle (Print) Title: Vice President

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase ___________ shares of the Common/Series _____ Preferred [strike one] Stock of __________________ pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for _____________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

___________________________________________
Holders Name

___________________________________________

___________________________________________
(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

_________________________

By:__________________________

Name:________________________

Title:_________________________

(Date):_______________________

APPENDIX 2

ASSIGNMENT

For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

Name:    SVB Financial Group

Address:  3003 Tasman Drive (HA-200)
       Santa Clara, CA 95054

Tax ID:   91-1962278

that certain Warrant to Purchase Stock issued by North American Scientific, Inc. (the “Company”), on August 24, 2007 (the “Warrant”) together with all rights, title and interest therein.

SILICON VALLEY BANK

Date: August 24, 2007	By:	/s/Derek Brunelle
Name:Derek Brunelle
Title:Vice President

By its execution below, and for the benefit of the Company, SVB Financial Group makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

SVB FINANCIAL GROUP

By:	/s/ Paulette M. Means
Name: Paulette M. Means
Title: Treasurer